Exhibit 99.2

FORM OF ADMINISTRATION AGREEMENT

THIS ADMINISTRATION AGREEMENT, dated as of [         ] (this “Agreement”), is between Huntington Auto Trust 20[  ]-[ ], a Delaware statutory trust (the “Issuing Entity”), The Huntington National Bank, a national banking association (“Huntington”), as Administrator (the “Administrator”), [         ], as Owner Trustee (the “Owner Trustee”) and [              ], a New York banking corporation, not in its individual capacity but solely as Indenture Trustee (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuing Entity was established as a separate statutory trust in accordance with the Delaware Statutory Trust Act, 12 Del. C. § 3806(1)(b), et seq. pursuant to a trust agreement that has been amended and restated as of [        ] (the “Trust Agreement”), among Huntington Funding, LLC, a Delaware limited liability company, (“Loan Seller”) and the Owner Trustee.

WHEREAS, the Issuing Entity is issuing certain notes (the “Notes”) pursuant to an indenture, dated as of [         ] (the “Indenture”), between the Issuing Entity and [            ], as Indenture Trustee (the “Indenture Trustee”).

WHEREAS, pursuant to a sale and servicing agreement, dated as of  [         ] (the “Sale and Servicing Agreement”), among the Issuing Entity, the Depositor, Huntington, as loan seller, servicer, administrator, calculation agent and custodian and the Indenture Trustee, the Issuing Entity is required to perform certain duties in connection with the Notes and the collateral pledged as security therefore pursuant to the Indenture (the “Collateral”).

WHEREAS, the Issuing Entity, the Indenture Trustee and the Owner Trustee desire that the Administrator perform certain duties of the Issuing Entity and the Owner Trustee referred to in the Sale and Servicing Agreement and the Indenture and to provide such additional services that are consistent with the terms of this Agreement as the Issuing Entity and the Owner Trustee may from time to time request.

WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuing Entity and the Owner Trustee on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.  Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Trust Agreement or the Sale and Servicing Agreement, respectively, or if not defined therein, in the Indenture.  In this Agreement, its

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recitals, exhibits and schedules save where otherwise expressly provided or unless the context provides otherwise:

(a)           words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing bodies corporate, corporations, unincorporated associations and partnerships and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part;

(b)           section and paragraph headings are inserted for ease of reference only and shall not affect construction;

(c)           references to recitals, sections, paragraphs and schedules are to the recitals, sections, paragraphs, and the schedules to this Agreement;

(d)           any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns;

(e)           the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(f)           references to any agreement or other document shall be deemed to be a reference to such agreement or other document as the same may be amended, restated or otherwise modified from time to time in accordance with its terms and the terms hereof; and

(g)           references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof (each for purposes of this clause (g), a “law”), shall refer to that law as amended from time to time and shall include any successor law.

2.           Duties of the Administrator.

(a)           Duties with Respect to the Issuing Entity.

(i)           The Administrator agrees to perform all its duties as Administrator, and the duties of the Issuing Entity and the Owner Trustee as specified herein pursuant to a power of attorney substantially in the form of Exhibit A hereto.  In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Owner Trustee or the Issuing Entity under the Indenture and the Sale and Servicing Agreement.  The Administrator shall prepare for execution by the Owner Trustee on behalf of the Issuing Entity, or shall cause the preparation by other appropriate persons or entities of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuing Entity and Owner Trustee to prepare, file or deliver pursuant to the Sale and Servicing Agreement or the Indenture.  In addition, the Administrator shall take or cause the Issuing Entity to take all action that is the duty of the Issuing Entity to take pursuant to the Sale and Servicing Agreement, the Indenture and the related

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agreements and the Basic Documents [(including the Interest Rate Cap Agreement)] to which the Issuing Entity is a party, except (i) any such duties that constitute Non-Ministerial Matters (as described in Section 2(c) below), (ii) duties that are expressly identified to be performed by the Owner Trustee or another Person on behalf of the Issuing Entity, (iii) duties constituting payment obligations of the Issuing Entity, including, without limitation, duties under Article V of the Sale and Servicing Agreement (it being understood and agreed that the Administrator in its individual capacity shall not be responsible for any payment obligations of the Issuing Entity), and (iv) duties under Sections 3.01 of the Indenture.

In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuing Entity or the Owner Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture (parenthetical section references are to sections of the Indenture unless otherwise specified):

(A)           the duty to cause the Register to be kept and to give the Indenture Trustee notice of any appointment of a new Registrar and the location, or change in location, of the Register (Section 2.04);

(B)           the notification of Noteholders of the final principal payment on their Notes (Section 8.02(c));

(C)           the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Sections 2.02);

(D)           the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of Collateral (Section 4.04);

(E)           the maintenance of an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.02);

(F)           the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

(G)           the direction to the Indenture Trustee to deposit moneys with Paying Agents, if any, other than the Indenture Trustee (Section 3.03);

(H)           the obtaining and preservation of the Issuing Entity’s qualification to do business in each jurisdiction in which such qualification

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is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral (Section 3.04);

(I)           the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Collateral (Section 3.05);

(J)           the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel as to the Collateral, and the annual delivery of the Officer’s Certificate and certain other statements as to compliance with the Indenture (Sections 3.06 and 3.09);

(K)           the delivery of written notice to the Indenture Trustee of the identity of each Person with whom the Issuing Entity has contracted to perform its duties under the Indenture (Section 3.07(a));

(L)           the delivery of written notice to the Indenture Trustee and the Rating Agencies of a Servicer Replacement Event under the Sale and Servicing Agreement and, if such Servicer Replacement Event arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement with respect to the Conveyed Assets, the taking of all reasonable steps available to remedy such failure (Sections 3.07(c) and (d));

(M)           the delivery of notice to the Indenture Trustee and the Noteholders of the termination of the Servicer’s rights and powers pursuant to the Sale and Servicing Agreement and, as soon as a successor servicer is appointed, the delivery of written notice to the Indenture Trustee and the Noteholders of such appointment (Section 3.07(e));

(N)           the duty to cause the Servicer to comply with the Sale and Servicing Agreement (Section 3.13);

(O)           the delivery of written notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each default by the Servicer or a Seller under the Sale and Servicing Agreement and by the Depositor, or Huntington under the Asset Purchase Agreement (Section 3.18);

(P)           the monitoring of the Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officer’s Certificate and the obtaining of an Opinion of Counsel and an Independent Certificate relating thereto (Section 4.01);

(Q)           the compliance with any written directive of the Indenture Trustee (with the consent of the applicable requisite Noteholders as set

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forth in Section 5.04 of the Indenture) with respect to the sale of the Collateral in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04(a));

(R)           the preparation and delivery of notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.08);

(S)           the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

(T)           the furnishing to the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Registrar (Section 7.01);

(U)           the opening of one or more accounts in the Issuing Entity’s name, the preparation and delivery of Issuing Entity Orders, Officer’s Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Section 8.02 of the Indenture and Section 5.01(e) of the Sale and Servicing Agreement);

(V)           the preparation of an Issuing Entity Request and Officer’s Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Sections 8.04 and 8.05);

(W)           the preparation of Issuing Entity Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders and the Rating Agencies of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

(X)           the execution and delivery of new Notes conforming to any supplemental indenture (Section 9.05);

(Y)           the notification to Noteholders of redemption of the Notes or the causing of the Indenture Trustee to provide such notification (Section 10.02);

(Z)           without duplication the preparation and delivery of all Officer’s Certificates and Opinions of Counsel with respect to any requests by the Issuing Entity to the Indenture Trustee to take any action under the Indenture (Section 11.01(a));

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(AA)           the preparation and delivery of Officer’s Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture to the extent permitted thereunder (Section 11.01(b));

(BB)           the notification of the Rating Agencies, upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.04 of the Indenture (Section 11.04);

(CC)           the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06);

(DD)           the recording of the Indenture, if applicable (Section 11.14);

(EE)           the giving of direction to Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agents (Section 3.03); and

(FF)           the duty to provide the Indenture Trustee with the information necessary to deliver to each Noteholder such information as may be reasonably required to enable such Holder to prepare its United States federal and state and local income or franchise tax returns (Sections 6.06 and  7.04(b)).

(b)           Additional Duties.

(i)           In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuing Entity or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver pursuant to the Basic Documents or Section 6.2 of the Trust Agreement, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuing Entity or the Owner Trustee to take pursuant to the Basic Documents.  In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuing Entity, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator to be the attorney-in-fact of the Owner Trustee and the Issuing Entity for the purpose of executing on behalf of the Owner Trustee and the Issuing Entity all such documents, reports, filings, instruments, certificates and opinions referenced above.  Subject to Section 5 of this Agreement, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the

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foregoing provisions and are reasonably within the capability of the Administrator.

(ii)           The Administrator shall be responsible for promptly notifying the Owner Trustee and the Paying Agent in the event that any withholding tax is imposed on the payments (or allocations of income) to a Certificateholder as contemplated in Section 5.2(d) of the Trust Agreement.  Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee and the Paying Agent pursuant to such provision.

(iii)           The Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section 6.1(a) of the Trust Agreement.

(iv)           The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) above by retaining, payable by the Administrator, subject to reimbursement by the Issuing Entity, a firm of independent public accountants (the “Accountants”) acceptable to the Owner Trustee, to perform the obligations of the Administrator under such clauses.

(v)           In connection with paragraph (ii) above, tax counsel to the Administrator will provide prior to the first payment on the Certificates, an opinion of counsel in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code, to be updated in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

(vi)           The Administrator shall perform the duties of the Administrator required to be performed by it under the Trust Agreement.

(vii)           In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuing Entity or the Owner Trustee and shall be no less favorable to the Issuing Entity than would be available from unaffiliated parties.

(c)           Non-Ministerial Matters.

(i)           With respect to matters that in the reasonable judgment of the Administrator are Non-Ministerial (as defined below), the Administrator shall not be under any obligation to take any action, and in any event shall not take any action unless the Administrator shall have received instructions from the Owner Trustee or from the Persons entitled to vote with respect thereto under the Trust Agreement and in any event with the prior written consent of the Indenture Trustee.  For the purpose of the preceding sentence, matters that are “Non-Ministerial” shall include, without limitation:

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(A)           the amendment of or any supplement to the Sale and Servicing Agreement or the Indenture or any other Basic Document;

(B)           the initiation of any claim or lawsuit by the Issuing Entity and the compromise of any action, claim or lawsuit brought by or against the Issuing Entity;

(C)           the appointment of successor Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture;

(D)           the removal of the Owner Trustee;

(E)           the removal of the Indenture Trustee and the appointment of any successor Indenture Trustee; and

(F)           any action that the Issuing Entity is entitled but not obligated to take under the Indenture or any other Basic Document;

provided, however, that the Administrator may, with the consent of the Owner Trustee, the Indenture Trustee and the Persons entitled to vote with respect thereto, under the Trust Agreement, take any action with respect to Non-Ministerial matters that the Administrator, in its good faith judgment, deems to be the best interests of the Issuing Entity.  The Administrator shall be entitled to be reimbursed by the Issuing Entity for any expenses or liabilities incurred without willful misconduct, bad faith or negligence in connection with Non-Ministerial Matters.

(ii)           Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, take any action that the Issuing Entity or the Owner Trustee (with the consent of Noteholders representing a majority of the outstanding Note Balance of the Controlling Class) directs the Administrator not to take on its behalf.

3.           Records.  The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuing Entity and the Certificateholders at any time during normal business hours.

4.           Compensation.  As compensation for the performance of the Administrator’s obligations under this Agreement related thereto, the Administrator shall be entitled to a fee equal to $[           ] (the “Administration Fee”) ”), which fee shall be paid by the Servicer out of the Servicing Fee.

5.           Independence of the Administrator.  For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuing Entity, the Owner Trustee or the Indenture Trustee with respect to the manner in

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which it accomplishes the performance of its obligations hereunder. Unless expressly set forth herein or otherwise authorized by the Issuing Entity, the Administrator shall have no authority to act for or represent the Issuing Entity, the Owner Trustee or the Indenture Trustee in any way and shall not otherwise be deemed an agent of the Issuing Entity, the Owner Trustee or the Indenture Trustee.

6.           No Joint Venture.  Nothing contained in this Agreement shall (i) constitute the Administrator and the Issuing Entity, the Owner Trustee or the Indenture Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them, or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

7.           Other Activities of the Administrator.  Nothing herein shall prevent the Administrator or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuing Entity, the Owner Trustee or the Indenture Trustee.

8.           Term of Agreement; Resignation and Removal of Administrator.

(a)           This Agreement shall continue in force until the termination of the Issuing Entity, upon which event this Agreement shall automatically terminate.

(b)           The Administrator shall not be permitted to resign from the obligations and duties hereby imposed on it, except subject to Section 8(e) of this Agreement upon the determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict, by reason of applicable law, with any other activities carried on by it. Any such determination permitting the resignation of the Administrator shall be evidenced by an opinion of counsel satisfactory to the Owner Trustee to such effect delivered to the Issuing Entity.

(c)           Subject to Section 8(e) of this Agreement, the Issuing Entity may remove the Administrator without cause by providing the Administrator with at least sixty (60) days’ prior written notice.

(d)           Subject to Section 8(e) of this Agreement, the Administrator may be removed immediately, at the sole option of the Issuing Entity, upon written notice of termination from the  Issuing Entity to the Administrator if any of the following events shall occur:

(i)           the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Issuing Entity);

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(ii)           a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding up or liquidation of its affairs; or

(iii)           the Administrator shall commence a voluntary case under any applicable Insolvency Event, bankruptcy, receivership, or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuing Entity, the Owner Trustee and the Indenture Trustee within seven (7) days after the happening of such event.

(e)           No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuing Entity (with the consent of the Issuing Entity and the Owner Trustee which consent shall not be unreasonably withheld) and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement  in the same manner as the Administrator is bound hereunder.

(f)           The appointment of any successor Administrator shall be effective only if the Rating Agency Condition is satisfied.

(g)           The successor Administrator shall execute, acknowledge and deliver a written acceptance of its appointment hereunder to the resigning Administrator and to the Issuing Entity.  Thereupon the resignation or removal of the resigning Administrator shall become effective, and the successor Administrator shall have all the rights, powers and duties of the Administrator under this Agreement.  The successor Administrator shall mail a notice of its succession to the Noteholders.  The resigning Administrator shall promptly transfer or cause to be transferred all property and any related agreements, documents and statements held by it as Administrator to the successor Administrator and the resigning Administrator shall execute and deliver such instruments and do other things as may reasonably be required for fully and certainly vesting in the successor Administrator all rights, power, duties and obligations hereunder.

(h)           In no event shall a resigning Administrator be liable for the acts or omissions of any successor Administrator hereunder.

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(i)           In the exercise or administration of its duties hereunder or under any power of attorney the Administrator may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, if such agents or attorneys shall have been selected by the Administrator with due care, provided that any such delegation shall not release the Administrator from its obligations hereunder.

9.           Action upon Termination, Resignation or Removal.  Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) of this Agreement or the resignation or removal of the Administrator pursuant to Section 8(b), (c) or (d) of this Agreement, respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal.  The Administrator shall forthwith upon such termination pursuant to Section 8(a) of this Agreement deliver to the Issuing Entity all property and documents of or relating to the Notes or the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b), (c) or (d) of this Agreement, respectively, the Administrator shall cooperate with the Issuing Entity and take all reasonable steps requested to assist the Issuing Entity in making an orderly transfer of the duties of the Administrator.

10.           Notices.  Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)           If to the Issuing Entity or Owner Trustee, to:

Huntington Auto Trust 20[  ]-[ ]
c/o

(b)           If to the Administrator, to:

The Huntington National Bank
Huntington Center
41 South High Street
Columbus, OH  43287
Attention:  General Counsel

(c)           If to the Indenture Trustee, to:

or to such other address as any such party shall have provided to the other parties in writing.  Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand delivered to the address of such party as provided above.

11.           Amendments.

(a)           It shall be a condition to the execution and delivery of any amendment to be entered into pursuant to this Section 11 that the Rating Agency Condition be satisfied with respect to such amendment.

(b)           This Agreement may be amended by the parties hereto, with prior written notice to the Rating Agencies and the prior written consent of the Noteholders

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representing a majority of the outstanding Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Conveyed Assets (as defined in the Sale and Servicing Agreement) or payments that are required to be made for the benefit of Noteholders without the consent of each Holder.

(c)           Notwithstanding anything to the contrary in the foregoing, this Agreement may not be amended in any way that would: (i) materially and adversely affect the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement without the prior written consent of such Person; or (ii) significantly change the permitted activities or powers of the Issuing Entity even if such amendment would not have an adverse effect on the Holders of the Notes, without the consent of the Holders representing at least a majority of the outstanding Note Balance.

12.           Successors and Assigns.  This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuing Entity, the Owner Trustee and the Indenture Trustee at the written direction of the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class and unless the Rating Agency Condition is satisfied.  An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder.  Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuing Entity or the Owner Trustee; provided, the consent of the Indenture Trustee acting at the written direction of the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class is obtained, which consent will not unreasonably be withheld (a) to a successor administrator located outside the State of Ohio if the tax advisers to the Issuing Entity have advised the Administrator in writing that assignment of this Agreement to such successor is necessary in order to avoid the imposition by the State of Ohio of any tax on the gross income of the Issuing Entity or on dealer intangibles deemed to be held by the Issuing Entity as a result of the Issuing Entity’s  being considered to be located in Ohio or (b)  to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided, further, that any such successor organization described in clause (a) or (b) executes and delivers to the Issuing Entity, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder.  Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

Each of the parties hereto hereby acknowledges, consents and agrees to any transfer (including assignment, mortgage, pledge or grant of a security interest) by the Issuing Entity to the Indenture Trustee and the Noteholders in accordance with the terms of the Indenture of all of the Issuing Entity’s rights hereunder.

13.           GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT

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GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

14.           Headings and Cross-references.  The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to section names or numbers are to such Sections of this Agreement unless stated otherwise.

15.           Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts including by facsimile or other electronic transmission each of which when so executed and delivered shall be an original, but all of which shall together constitute but one and the same instrument.

16.           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.           Limitation of Liability of Owner Trustee.  Notwithstanding anything contained herein to the contrary, this instrument has been executed by [           ] not in its individual capacity but solely in its capacity as Owner Trustee of the Issuing Entity and in no event shall [           ] in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder, as to all of which recourse shall be had solely to the assets of the Issuing Entity.  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuing Entity hereunder, the Issuing Entity shall be subject to, and entitled to the benefits of, the laws and provisions of Articles VI, VII and VIII of the Trust Agreement.  No recourse under any obligation, covenant or agreement of the Issuing Entity contained in this Agreement shall be had against any agent, independent contractor, or other Person acting on behalf of the Issuing Entity (including the Administrator and the Owner Trustee) as such by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise: it being expressly agreed and understood that this agreement is solely an obligation of the Issuing Entity as a Delaware statutory trust, and that no personal liability whatever shall attach to or be incurred by any agent, independent contractor, or other Person acting on behalf of the Issuing Entity (including the Administrator and Owner Trustee), as such, under or by reason of any obligations, covenants or agreements of the Issuing Entity contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Issuing Entity of any of its obligations, covenants or agreements, either at common law or at equity, or by statute or construction, of every such agent, independent contractor, or Person is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

18.           Third Party Beneficiary.  The Indenture Trustee on behalf of the Noteholders is an express third party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

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19.           Nonpetition Covenants.  Notwithstanding any prior termination of this Agreement, the Administrator and the Indenture Trustee shall not, prior to the date which is one year and one day after the Notes have been Paid In Full, acquiesce, petition or otherwise invoke or cause the Issuing Entity to invoke the process of any court of government authority for the purpose of commencing or sustaining a case against the Issuing Entity under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuing Entity.

20.           Liability of Administrator.  Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuing Entity, the Depositor, the Indenture Trustee, the Owner Trustee, or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Administrator against any liability by reason of willful misfeasance, bad faith or negligence in the performance of its duties.  The Administrator and any director, officer, employee or agent of the Administrator may conclusively reasonably rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement or any other Basic Document.

21.           Relocation.  If the Administrator’s acting as administrator of the Issuing Entity would cause a tax to be imposed by the State of Ohio on the gross income of the Issuing Entity or on dealer intangibles deemed to be owned by the Issuing Entity, and if the Administrator does not assign this Agreement to a successor pursuant to Section 12, the Administrator shall, if in its reasonable discretion it believes it necessary, relocate its trust administrative functions such that the Issuing Entity shall not, as evidenced by an opinion of a nationally recognized Ohio tax counsel, reasonably satisfactory to the Owner Trustee, acting at the direction of the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class, be subject to said Ohio tax on its gross income or on any dealer intangibles.

22.           Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, [            ], like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Agreement agree that they will provide the [            ] with such information as it may request in order for the [            ] to satisfy the requirements of the USA Patriot Act.

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Administration Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

HUNTINGTON AUTO TRUST 20[  ]-[ ]

By:           [              ],
                 not in its individual capacity but solely as Owner Trustee

By: ___________________________________
Name:
Title:

Administration Agreement

THE HUNTINGTON NATIONAL BANK,
as Administrator

By: ___________________________________
Name:
Title:

Administration Agreement

[                           ], not in its individual capacity but solely as Indenture Trustee

By: ___________________________________
Name:
Title:

By: ___________________________________
Name:
Title:

Administration Agreement

,
as Owner Trustee

By: ___________________________________
Name:
Title:

Administration Agreement

EXHIBIT A

POWER OF ATTORNEY

STATE OF DELAWARE                                 }
}
COUNTY OF NEW CASTLE                         }

KNOW ALL MEN BY THESE PRESENTS, that [              ], a national banking association, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) for Huntington Auto Trust 20[  ]-[ ]  (the “Issuing Entity”), does hereby make, constitute and appoint The Huntington National Bank, as administrator (the “Administrator”) under the Administration Agreement dated [             ] (as amended, supplemented or otherwise modified from time to time, the “Owner Trust Administration Agreement”), among the Issuing Entity, the Administrator and [              ], as Indenture Trustee, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Issuing Entity all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Issuing Entity to prepare, file or deliver pursuant to the Basic Documents, or pursuant to Section 6.2(a) of the Trust Agreement, including, without limitation, to appear for and represent the Owner Trustee and the Issuing Entity in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Issuing Entity, and with full power to perform any and all acts associated with such returns and audits that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Owner Trust Administration Agreement.

EXECUTED this [  ]st day of [    ], [    ].

[                    ]
not in its individual capacity but solely as
Owner Trustee

By: ___________________________________
Name:
Title:

Administration Agreement (Exhibit A)